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                                                                     EXHIBIT 4.5

                               NEW BONDS AGREEMENT

          THIS NEW BONDS AGREEMENT dated as of October 10, 1995, is by and among Fidelity & Deposit Company of Maryland (the "Surety") and Morrison Knudsen Corporation, a Delaware Corporation ("MKD"), Morrison Knudsen Corporation, an Ohio corporation ("MKO"), and each of the entities listed on ANNEX A hereto (together with their successors and assigns, collectively, the "Company").

                              W I T N E S S E T H:

          WHEREAS, the principal business of the Company is to be a design and construction company on environmental, construction, and other projects for project owners (the "Business");

          WHEREAS, the continued operation and viability of the Company's Business requires that a bonding surety commit to issue bonds to guarantee the future performance of the Company to said project owners;

          WHEREAS, because of the Company's current financial and operating condition, the Company has been and is unable to cause any bonding surety to issue any such new bonds;

          WHEREAS, in consideration for and conditioned upon the Company transferring and assigning those assets to American Passenger Rail Car Company, L.L.C. (the "Buyer") which are specified in the Asset Purchase Agreement between the Buyer and the Company of even date herewith, the Sureties, in addition to supplying other consideration, are willing to issue such new bonds on the terms and conditions set forth in this New Bonds Agreement;

          WHEREAS, the Company desires to sell all said assets to the Buyer, upon the terms and subject to the conditions of the Asset Purchase Agreement;

          NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

I.  DEFINITIONS

     A. DEFINITIONS.  For the purposes of this Agreement:

"AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under

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common control with the Company, and any Person who is a director, officer, shareholder or partner of the Company. For purposes of this definition, "control", when used with respect to any Person, includes, without limitation, the direct or indirect beneficial ownership of ten percent (10%) or more of the outstanding voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

 "AGGREGATE CONTRACT VALUE" shall mean, as of any particular time, the aggregate amount of all Contract Values with respect to Bonds issued under this Agreement then not discharged or released; PROVIDED HOWEVER, that the Value of any Contract which is an open joint venture shall be excluded from Aggregate Contract Value if the Bond is issued based solely on the basis of the credit of an open joint venture partner in said joint venture. "AGREEMENT" shall mean this Agreement.

"AGREEMENT DATE" shall mean the date as of which this Agreement is dated.

"APPLICABLE LAW" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

"ASSET PURCHASE AGREEMENT" shall mean that certain Asset Purchase Agreement by and among the Buyer and the Company dated as of October 10, 1995.

"AUTHORIZED SIGNATORY" shall mean, with respect to matters other than financial matters, the Chief Executive Officer, the President, or the highest-ranking officer, of the Company, the Executive Vice President and Chief Legal Officer and with respect to financial matters, the Chief Financial Officer, the Treasurer, or the highest-ranking financial officer of the Company.

"AVAILABLE COMMITMENT" shall mean, as of any particular time, (a) the amount of the Commitment, minus (b) the Aggregate Contract Value of Bonds.

"BASE RATE" shall mean, at any time, a fluctuating and floating rate per annum equal to the highest rate of interest announced publicly by Citibank, N.A., or its successor, in New York City, New York, from time to time, as its base rate, but in no event higher than the maximum rate permitted by Applicable Law.

"BOND DOCUMENTS" shall mean this Agreement, the Asset Purchase Agreement, the Bonds, all Requests for Bonding, all Security Documents, and all other documents, instruments, certificates, and agreements executed or delivered in connection with or contemplated by this Agreement.

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"BOND" shall mean any of the surety bonds, undertakings, or instruments of guarantee issued under this Agreement by the Surety to support the Company's performance of a Contract, whether in its own name solely or as co-adventurer or joint venturer with others, not to exceed the amount of the Commitment.

"BONDING BASE" shall mean, at any particular time, the sum of:

     (a)(i) product of five and (ii) the Value of Eligible Equipment in which the Surety has perfected a security interest of first priority; PLUS

          (b)(i) product of five and (ii) 100% of the value of immediately available funds in which the Surety has perfected a security interest of first priority; PLUS

     (c)(i) product of five and (ii) 80% of the publicly announced value of securities traded on a nationally recognized stock exchange in which the Surety has perfected a security interest of first priority; PROVIDED, HOWEVER, that no such security may be one issued by the Company or one of its Subsidiaries other than MK Rail.

     "BONDING BASE CERTIFICATE" shall mean (i) if none of the Eligible Equipment which is Collateral has been damaged or experienced an event or occurrence which otherwise reduced its value (other than the passage of time) in an amount exceeding $100,000 in the aggregate since the delivery of the immediately preceding Bond Delivery, a certificate of an Authorized Signatory of the Company affirming that the Eligible Equipment which is Collateral has not been damaged or experienced an event or occurrence which otherwise reduced its value (other than the passage of time) in an amount exceeding $100,000 in the aggregate and affirming other elements of Collateral, if any; (ii) with respect to the Initial Bond and in every case other than under clause (i) above, a certificate of an Independent Appraiser substantially in the form of EXHIBIT C attached hereto.

"BONDING BASE DEFICIENCY" shall mean any condition wherein the Aggregate Contract Values exceed the Bonding Base.

"BUSINESS DAY" shall mean a day on which banks are not authorized or required to be closed and foreign exchange markets are open for the transaction of business required for this Agreement in New York, New York and Baltimore, Maryland as relevant to the determination to be made or the action to be taken.


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"CAPITAL EXPENDITURES" shall mean, for any period, on a consolidated basis for the Company the aggregate of all expenditures made by the Company during such period that, in conformity with GAAP, are required to be included in or reflected on its consolidated balance sheet as a capital asset of the Company (including expenditures for equipment purchased simultaneously with the trade-in or sale of existing equipment owned by the Company minus any proceeds derived from any such trade-in or sale of existing equipment owned by the Company, but excluding expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds or condemnation awards).

"CAPITAL LEASE OBLIGATIONS" means all monetary obligations of a Person or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

"CHANGE IN CONTROL" shall have occurred if (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d promulgated by the Securities and Exchange Commission under said Act) of 10% or more of the equity interest of MKD or MKO or (ii) during any period of twelve consecutive calendar months commencing after the date of this Agreement, individuals who were directors of MKD or MKO on the first day of such period shall cease to constitute a majority of the directors of the Company; PROVIDED, HOWEVER, that for purposes of this definition, any director appointed to fill a vacancy or an additional director position by the then remaining directors shall be deemed to have been a director during the period of time the predecessor director whose vacancy is so filled served as such;FURTHER PROVIDED, that the exercise of the warrants for common stock of MKD issued to certain banks and financial institutions on August 23, 1995 shall not be deemed a Change in Control, but any subsequent transfer or transfers of such common stock to any person or group of persons shall be deemed a Change in Control if, by reason of any such transfer, the event described in clause (i) above shall have occurred.

"CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"COLLATERAL" shall mean the Eligible Equipment, cash, or securities in which the Surety has a perfected security interest of first priority and which is specified in Schedule 1.1 attached hereto, as such Schedule may be amended from time to time in a writing complying with Section 5.13 hereof.

"COMMITMENT" shall mean the obligation of the Surety to issue Bonds assuring the payment or the performance of the Company on Contracts of maximum Aggregate Contract Value (subject to the provisions of Section 2.5(b)) in a dollar amount less than


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or equal to the difference of (x) the lesser of (i) the Bonding Base and (ii)
$300,000,000 MINUS (y) (i) $15,000,000 PLUS (ii) five times the maximum amount of the secured obligations under the Pledge and Security Agreement (Equipment Assets) (Bulk Sales Law Indemnity) among American Passenger Rail Car Company, L.L.C., and the Company, as such maximum amount may from time to time be reduced in accordance with such Pledge and Security Agreement.

"COMPANY" shall mean Morrison Knudsen Corporation, a Delaware corporation, Morrison Knudsen Corporation, an Ohio corporation, and each of the entities listed on ANNEX A hereto (together with its successors and assigns).

"COMPLIANCE CERTIFICATE" shall mean a certificate of a Authorized Signatory substantially in the form of EXHIBIT 1.1(B).

"CONTRACT" shall mean any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, Bid, change order, arrangement or other commitment of any kind between the Company and any Owner for which a Bond is issued or has been issued.

"CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

"CONTRACT VALUE" shall mean, with respect to any Contract, the price to be paid to the Company under the terms of the Contract, as adjusted from time to time by change orders; PROVIDED, HOWEVER, that, on the tenth Business Day after the receipt by the Surety of a monthly report on contract performance, satisfactory in form and substance to the Surety, the Contract Value of each Contract shall be reduced by the percentage of work completed calculated on a basis consistent with GAAP using the percentage of completion method wherein recognized percentage of completion is determined by the ratio that incurred cost to date bears to total estimated cost; further provided that Contract Value with respect to any Contract shall not be reduced below five (5) percent of Contract Value until the Date of Discharge of such Contract; PROVIDED FURTHER, that the Contract Value of a Contract to be performed by a joint venture shall be reduced by a percentage amount equal to the joint venture partner's percentage share in the joint venture if, but only if, (i) the Surety's liability on the face of the Bond for the Contract or by a separate co-surety agreement is limited to the Company's percentage share in the joint venture, PROVIDED that, such co-surety is (a) listed in United States Treasury Department Circular 570, "Companies Holding Certificates of Authority as Acceptable Sureties on Federal Bonds and as Acceptable Reinsurance Companies" and (b) is rated


                                       -5-
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"A- Class VIII" or better by A.M. Best Company, Inc.; and (ii) said joint venture partner has (a) a Net Worth of $50 million and is rated "5A2" or better by Dun & Bradstreet, Inc.

"CONTROLLED GROUP" shall mean the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company.

"CORPORATE OVERHEAD" shall have the meaning assigned to corporate overhead under GAAP.

"DATE OF DISCHARGE" shall mean, with respect to any Contract, the date on which the Company shall serve evidence satisfactory to the Surety of its discharge or release from the Bonds with respect to such Contract and all liability by reason thereof.

"DEFAULT" shall mean any Event of Default, and any of the events specified in
Section 7.1 hereof regardless of whether there shall have occurred any passage of time or giving of notice (or both) that would be necessary in order to constitute such event an Event of Default.

"DEFAULT RATE" shall mean a simple per annum interest rate equal to the Base Rate plus five percent (5%).

"EBIT" shall mean, for any period, the Net Income for such period, plus, without duplication and to the extent reflected as charges in the statement of Net Income for such period, the sum of (a) income taxes, (b) Interest Expense, (c) capitalized financing costs relating to the closing of the original Credit Agreement and (d) the gain (loss) on the sale of business assets and discontinued operations, that have been deducted in determining such Net Income.

     "ELIGIBLE EQUIPMENT" shall mean, as of any particular time, all machinery and equipment (other than office furniture and office equipment) which contribute to the performance of the Company's business in the ordinary course of its business which fulfills each and every one of the following requirements:


          1. is owned solely by the Company;

          2. is situated in one of the 50 States of the United States of America (except for the Derrick Barge "Betty L", so long as such Derrick Barge is not removed from the United States and Canada);

          3. is not obsolete or unmerchantable, and is readily salable in its current form;


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          4. is located either (i) on real property owned by the Company, (ii)
on leased premises in regard to which the landlord thereof shall have executed and delivered to the Surety an agreement, which shall be in form and substance acceptable to the Surety, waiving any lien rights such landlord may hold in regard to the Company's property in favor of the Surety, (iii) on real property owned by or leased by the Owner of a Contract, or (iv) with respect to mobile equipment, not to include fixtures, on any construction site on which work is required to be performed under the Contract;

          5. is not goods in transit;

          6. does not constitute packaging materials, labels, nameplates or similar supplies;

          7. does not constitute any goods that were returned to the Company due to defect or damage;

          8. is not located at any vendor/trade show;

          9. has not been removed from regular stock for quality rework or other engineering matters;

          10. is personal property: (i) in which the Company has granted a valid and continuing first Lien in favor of the Surety pursuant to the Security Documents, and as to which all action necessary to perfect such security interest shall have been taken, and (ii) in which the Company has good and marketable title, free and clear of any Liens (other than Permitted Liens);

          11. shall have been appraised by the Independent Appraiser; and

          12. is not service parts.

"ENVIRONMENTAL CLAIM" shall mean any claim, however, asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous


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Material at, in or from property, whether or not owned by the Company or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

"ENVIRONMENTAL LAWS" shall mean all Applicable Laws relating to the control of any pollutant or the protection of human health, safety or the environment including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, controlling or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature; and
(ii) all requirements pertaining to the protection of the health and safety of employees or the public. Without limiting the generality of the foregoing, "Environmental Laws" include: (a) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901 ET SEQ.; (b) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 26 U.S.C. Sections 4611 and 42 U.S.C. Sections 9601 ET SEQ.; (c) the Superfund Amendment and Reauthorization Act of 1984; (d) the Clean Air Act, 42. U.S.C. Sections 7401 ET SEQ.; (e) the Clean Water Act, 33 U.S.C. Sections 1251 ET SEQ.; (f) the Safe Drinking Water Act, 42 U.S.C. Sections 300f ET SEQ.; (g) the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ.; (h) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sections 1251 ET SEQ.; (i) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801 ET SEQ.; (j) the Atomic Energy Act, as amended, 42 U.S.C. Sections 2011 ET SEQ.,; (k) the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Sections 301 ET SEQ.; (l) the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Sections 301 ET SEQ.; and (m) the Occupational Safety and Health Act of 1970, 29 U.S.C.A. Section 651, and all rules and regulations promulgated thereunder ("OSHA").

"ERISA" shall mean the Employee Retirement Income Security Act of 1974 and any regulation promulgated thereunder.

          "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) under "common control" with the Company within the meaning of
Section 414(b), 414(c) or 414(m) of the Code.

"ERISA EVENT" shall mean (a) a Reportable Event with respect to a Qualified Plan; (b) a withdrawal by any member of the Controlled Group from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by any member of the Controlled Group from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section


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4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA;
(e) a failure to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA upon any member of the Controlled Group; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Qualified Plan; (i) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rules under Section 401(a) of the Code by any fiduciary with respect to any Qualified Plan for which any member of the Controlled Group may be directly or indirectly liable.

"EVENT OF DEFAULT" shall mean any of the events specified in Section 7.1 hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied or has occurred.

"GAAP" shall mean, as in effect from time to time, generally accepted accounting principles consistently applied.

"GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining government.

"HAZARDOUS MATERIALS" shall mean any chemical substance, object, condition, material or waste that is or may be hazardous to human health, safety or the environment, including, without limitation, any chemicals, substances, materials and wastes: (i) the presence of which requires investigation or remediation under the Applicable Law; or (ii) which is defined as "hazardous wastes," "hazardous substances," "hazardous materials," "toxic substances," "air pollutants," "extremely hazardous waste" or "restricted hazardous waste" under any Applicable Law; or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, dangerous or mutagenic or otherwise hazardous and is regulated by any Governmental Authority having or asserting jurisdiction over the Company, any Affiliate or any Property; or (iv) the presence of which causes nuisance to adjacent properties or poses a hazard to the health or safety of Persons; or (v) the presence of which on adjacent properties constitutes a trespass by the Company or any Affiliate; or
(vi) without limitation, which contains radioactive materials, pesticides, pollutants, contaminants, chemicals, lead, formaldehyde, flammable explosives, radon, gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenols (PCBs)


                                       -9-
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or asbestos.

"INDEBTEDNESS" shall mean (a) all items, except items of shareholders, and partners' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a consolidated balance sheet of the Company, (b) all direct or indirect obligations secured by any Lien to which any property or asset owned by the Company is subject, whether or not the obligation secured thereby shall have been assumed, (c) to the extent not otherwise included, all Capital Lease Obligations of the Company, (d) all reimbursement obligations with respect to outstanding letters of credit, and (e) to the extent not otherwise included, all obligations of other persons or entities which the Company has guaranteed.

"INDEMNITY" shall mean any payment due under Section 8.2 hereof.

"INDEPENDENT APPRAISER" shall mean Higdon, Inc., with respect to appraisals of the Derrick Barge "Betty L" only, ABS Marine Services, Inc., or such other appraiser, independent of the Company, the Surety or any of the Surety's creditors, as to which the Company and the Surety may agree.

"INDEPENDENT APPRAISER'S INITIAL REPORT" shall mean that certain report of Higdon, Inc., dated as of August 24, 1995.

"INSOLVENCY PROCEEDING" shall mean (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other similar arrangement; in each case (a) and (b), whether under U.S. Federal, State or foreign law.

"INTERCREDITOR AGREEMENT" means that certain Intercreditor and Subordination Agreement, dated as of October 10, 1995 (the "Intercreditor Agreement"), among the Bonding Company, Mellon Bank, N.A., as agent and collateral agent for itself and the other Bridge Loan Lenders (as defined therein), Mellon Bank, N.A., as agent and collateral agent for itself and the other Existing Lenders (as defined therein), and American Passenger Rail Car Company, L.L.C., pursuant to which the parties thereto have confirmed their agreements with respect to, among other things, the priority of their respective security interests in the Collateral.

"INTEREST EXPENSE" shall mean, for any period, "interest expense" of the Company and the Company's Subsidiaries determined on a consolidated basis in accordance with GAAP.


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

"LIEN" shall mean, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance, adverse right or charge of any kind in respect of such asset.

"MATERIALLY ADVERSE EFFECT" shall mean any materially adverse effect (a) upon the business, assets, liabilities, financial condition, results of operations, or business prospects of the Company, or (b) upon the ability of the Company to ensure performance under this Agreement or any other Bond Document by the Company, or (c) upon the rights, benefits or interests of the Surety in or to this Agreement or any other Bond Document, in each case, resulting from any act, omission, situation, status, event, or undertaking, (other than by the gross negligence or willful misconduct of the Surety).

"MORTGAGE TRUSTEE" shall mean PNC Bank, Delaware, a corporation with an office located at 222 Delaware Avenue, Wilmington, Delaware 19801, mortgagee under the Ship Mortgage, as trustee on behalf of and for the benefit of the Surety, or any successor thereto.

"MULTIEMPLOYER PLAN" shall mean a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or has made, or been obligated to make, contributions at any time during the immediately preceding period covering at least five (5) calendar years.

"NECESSARY AUTHORIZATIONS" shall mean all material authorizations, consents, permits, approvals, licenses, and exemptions from, and all filings and registrations with, and all reports to, any Governmental Authority whether federal, state, local, and all agencies thereof, which are required for performance of any Contract or for the conduct of the businesses and the ownership (or lease) of the properties and assets of the Company.

"NET INCOME" shall mean, for any period, "net income" of the Company and the Company's Subsidiaries determined on a consolidated basis in accordance with GAAP.

"NET WORTH" shall mean, for any period, "net worth" of the Company and the Company's Subsidiaries determined on a consolidated basis in accordance with GAAP.

"OBLIGATIONS" shall mean (a) all payment and performance obligations of the Company to the Surety under this Agreement and the other Bond Documents, as they may be amended from time to time, or as a result of the issuance of the Bonds, and (b) the obligation to pay an amount equal to the amount of any and all damages which the Surety may suffer by reason of a breach by the Company of any obligation, covenant, or undertaking with respect to this Agreement, any Contract, or any other Bond

Document including, without limitation, the payment of any Premium, Indemnity, or interest.

"ORDINARY COURSE OF BUSINESS" shall mean, in respect of any transaction involving the Company, the ordinary course of the Company's business, substantially as conducted by the Company immediately prior to July 1, 1994.

"OWNER" shall mean any obligee under a Bond or a Contract.

"PERMITTED LIENS" shall mean, (a) Liens permitted under the Intercreditor Agreement or under the Ship Mortgage; (b) Liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any asset and the Company shall maintain in accordance with GAAP appropriate reserves therefor; and (c) materialmen's, mechanic's, workmen's, repairmen's or other like Liens arising in the Ordinary Course of Business (including those arising under maintenance agreements entered into in the Ordinary Course of Business) securing obligations that are not overdue or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any asset.

"PERSON" shall mean an individual, corporation, partnership, trust, joint stock company, limited liability company, unincorporated organization, or a government or any agency or political subdivision thereof.

"PLAN" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company, or any member of the Controlled Group, sponsors or maintains or to which the Company, or a member of the Controlled Group makes or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

"PROPERTY" shall mean any real property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, inventory or other asset owned, leased or operated by the Company (including, without limitation, any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

"PROPORTIONAL SHARE" shall mean, with respect to any Contract, a fraction, the numerator of which shall be the Contract Value of said Contract and the denominator of which shall be the aggregate contract value of all Contracts to which the Company is a party, including without limitation, contracts for which the Surety has not issued a Bond, Contracts entered into prior to the date of this Agreement, and all other Contracts which are excluded from the definition of Aggregate Contract Value.

"QUALIFIED PLAN" shall mean a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

"REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder (other than an event for which notice to the PBGC is waived or penalties have been waived under PBGC Technical Update 95-3), a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

"REQUEST FOR BONDING" shall mean any certificate signed by an Authorized Signatory requesting a Bond hereunder which will increase the aggregate amount of the Aggregate Contract Value, which certificate shall be denominated a "Request for Bonding," and shall be in substantially the form of EXHIBIT 1.1(C) attached hereto. Each Request for Bonding shall, among other things, specify the date that the Bond would be required to be issued, which shall be a Business Day, the penal amount of the Bond, the Contract Value of the contract which the Bond is to assure, the proposed Owner, the proposed principal, and a description of the Contract or risk to be bonded.

"RESTRUCTURING" shall mean the consummation of the transactions contemplated by the Asset Purchase Agreement and certain related transactions restructuring the obligations of the Company to the Bonding Company, certain banks and financial institutions and certain customers of the Transit Division of the Company.

"SECURITY DOCUMENTS" shall mean, collectively, the Pledge and Security Agreement dated as of October 10, 1995 among the Surety and the Company and any other document, instrument or agreement granting Collateral for the Obligations, as the same may be amended or modified from time to time.

"SHIP MORTGAGE" shall mean the Third Preferred Mortgage on the Vessel executed by MKO, and delivered to PNC Bank, Delaware, mortgagee, as trustee on behalf of and for the benefit of the Surety, dated as of October 10, 1995 and being filed for recordation with the United States Coast Guard at the National Vessel Documentation Center in West Virginia as supplemented, amended, modified or restated from time to time.

"SUBSIDIARY" shall mean, as applied to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof; provided, however, that for purposes of this definition, MK Rail shall not be deemed a Subsidiary.

"TERMINATION DATE" shall mean the earlier of (i) October 10, 1997 or (ii) the date on which the Surety declares a Termination of this Agreement pursuant to
Section 7.2 hereof.

"UNDERWRITING REQUIREMENTS" shall mean with respect to any Contract for which a Bond is applied, the following:

               II..   the Contract must provide that all progress payments must
               be made monthly and made in cash, subject only to the Owner's right to retain an amount not to exceed 15% of the Contract Value as retention for payment upon completion of the Contract and that no payments will be made in advance of actual performance;

               III..   all payments under the Contract shall be (i) due from an
               Owner whose debt is rated "investment grade" or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation; (ii) due from the federal government of the United States of America or the state government of one of the 50 States of the United States of America, or a governmental agency which is backed by the full faith and credit of said federal or state governments; or (iii) committed to be financed by a United States national or state bank having deposits totaling more than $250,000,000, and whose short-term debt is rated "P-11" or better by Moody's Investors Service, Inc. or "A-l+" or better by Standard & Poor's Corporation;

               IV..   the proposed warranty or maintenance period under the
               Contract shall not exceed two years from the date of completion;

               V..   any Contract guarantee relating to the efficiency of the
               finished product shall (i) not exceed one year from the date of completion; (ii) be consistent with historical efficiency for that type of technology or project in the appropriate industry;
               (iii) be consistent with prudent engineering practice; (iv) include a limit on aggregate exposure to the Company and the Surety which is less than or equal to five percent of the Contract Value;

               VI..   any liquidated damages payable under the Contract must
               either (i) be less than $10,000 per day; or (ii) include a limit on aggregate exposure to the Company and the Surety less than or equal to ten percent of the Contract Value;

               VII..   the Bond for the Contract must be on (i) the Surety's own
               standard surety bond contract forms; (ii) a standard federal or state government bond form which has been previously utilized by the Surety; or (iii) a private bond form which is generally accepted for use by the Surety;

               VIII..   the Bond shall be only a Bid, Payment, Performance, or
               Maintenance Bond or a License/Permit Bond directly required in connection with the performance of a Contract for which a Bond has been issued under this Agreement (provided that the aggregate exposure under such License/Permit Bond per Contract does not exceed $100,000) or a Stop Notice Bond directly required in connection with the performance of a Contract for which a Bond has been issued under this Agreement (provided that the aggregate exposure under such Stop Notice Bond per Contract does not exceed $250,000), and shall not be any other type of Bond, such as, without limitation, a Judicial Bond, a Court Bond or any License & Permit Bond other than that specified above;

               IX..   the Contract must require the Company to perform or
               supervise only work which is both: (i) in the fields of (A) industrial/process plant construction, (B) power plant or hydro electric facility construction, (C) highway construction, rail lines construction (excluding rail car manufacturing), marine construction (excluding vessel maintenance and construction), and airport construction, (D) operations and maintenance of facilities, (E) housing and other related construction, (F) telecommunications lines and facility construction; (G) water and waste water treatment facility construction; (H) mining construction and operations; (I) institutional construction AND
               (ii) in those aspects of the foregoing fields in which the Company has experience and expertise;

               X..   the Contract must not in any way involve the handling of,
               remediation of, design of or construction on a site containing, operation of a facility containing or generating, or exposure of any sort to Hazardous Materials;

               XI..   the Contract's completion date must be less than 36 months from the date of execution of the Contract;

               XII..   the Contract Value of Contract shall not exceed the
               lesser of (i) $50 million or (ii) the sum of (A) the Surety's statutory underwriting capacity as determined from time to time by the Fiscal Service of the

               United States Treasury Department in Department Circular 570, "Companies Holding Certificates of Authority as Acceptable Sureties on Federal Bonds and as Acceptable Reinsurance Companies" and (B) the Surety's additional continued available capacity under the Surety's reinsurance treaty as it may be amended from time to time;

               XIII..   at the time that the Bond for the Contract is to be
               issued, the Surety shall be licensed to issue Bonds in the jurisdictions where it is necessary or appropriate in order to issue a Bond on the Contract; and

               XIV..   with respect to the terms of the Contract other than as
               addressed in the prior twelve specifications, which specifications must each be complied with in full, the Contract must contain only terms which are customary and reasonable, it being expressly agreed that the guiding standard to determine what is customary and reasonable shall be the standard forms published by (i) the American Institute of Architects; (ii) the Associated General Contractors of America; or (iii) the federal government of the United States of America.

          The Surety may, in its sole and unencumbered discretion, waive any of the foregoing Underwriting Requirements with respect to any given Contract and any such waiver shall be governed by Section 8.4 hereof. In the event of such waiver, such Contract shall be included in the determination of Aggregate Contract Value.

          "UNFUNDED PENSION LIABILITIES" of a Plan shall mean the excess of the present value of the Qualified Plan's accrued benefits, as defined in Section 3(23) of ERISA, over the current value of that Qualified Plan's assets, as defined in Section 3(26) of ERISA.

"VALUE OF ELIGIBLE EQUIPMENT" shall mean, at any particular date, the value of the Eligible Equipment which is Collateral, net of all costs of sale, assuming a sale of all such Eligible Equipment in July 1997 on an as-is, cash-and-carry, rapid liquidation basis; PROVIDED, HOWEVER, that the value of the Derrick Barge "Betty L" shall for purposes of this Agreement be $6 million from the date hereof until November 30, 1995, and thereafter, until the Surety has received an appraisal from an Independent Appraiser satisfactory to it in form and substance establishing its value, its value shall be nothing.

"VESSEL" shall mean that certain derrick barge known as the "Betty L" bearing Official No. 652 734, built in 1982 with an approximate gross tonnage of 6,103 tons, having been duly documented in the name of MKO, under the laws of the United States of America and having her home port at the port of Portland, Oregon.

"WITHDRAWAL LIABILITIES" shall mean, as of any determination date, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Controlled Group made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to Section 4243 of ERISA.

          A. OTHER MATTERS OF CONSTRUCTION. Each definition of an agreement in this Article 1 shall include such instrument or agreement as modified, amended, or supplemented from time to time, and except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Bond Document includes that party and its successors and assigns. All accounting terms used herein without definition shall be used as defined under GAAP.

XV.       THE BONDS

          A. THE BONDS. Subject to the Company's performance of the terms and conditions of the Asset Purchase Agreement and the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Bond Documents, the Surety agrees to issue to the Company, prior to the Termination Date, Bonds on Contracts of a Contract Value which in the aggregate at any one time outstanding do not exceed the then applicable Commitment.

          B.  MANNER OF APPLICATION FOR AND ISSUANCE OF BONDS .

               1.    REQUESTS FOR BONDING.

                     a.  INITIAL AND SUBSEQUENT BONDS.   The Company shall give
the Surety at least fifteen (15) Business Days' prior notice by telecopy of a written Request for Bonding; PROVIDED HOWEVER, that with respect to Requests for Bonding of Contracts to be performed by a joint venture, the Company shall give the Surety at least thirty (30) Business Days' prior notice by telecopy of a written Request for Bonding .

                     b. MAXIMUM AMOUNT. Notwithstanding any term or provision of this Agreement which may be construed to the contrary, no Bond may be issued with respect to a Contract with a Contract Value which exceeds $50 million.

               2. ISSUANCE OF BONDS. Upon satisfying itself that the Company has satisfied the conditions of Sections 3.1 or 3.2, as applicable, and that the Company is not in default of its performance of the terms and conditions of the Asset Purchase Agreement or of the terms and conditions of, and the representations and warranties made in, this Agreement and the other Bond Documents, the Surety shall issue a Bond in response to a Request for Bonding.

          C. PREMIUMS. The Company shall pay Premiums on Bonds to the Surety at the rate per Contract Value which is equal to the premium rate announced publicly by the Surety from time to time, as its Revised Merit Rate, but in no event higher than the maximum rate permitted by Applicable Law.

          D.  REDUCTION OF COMMITMENT

              1. REDUCTIONS BY THE COMPANY. The Commitment may be reduced by the Company at any time, upon at least three (3) Business Days' prior written notice to the Surety; PROVIDED, THAT (i) the Commitment may not be reduced by an amount exceeding the Available Commitment, (ii) each notice of reduction of the Commitment shall be irrevocable, and (iii) each such reduction shall permanently reduce the Commitment by the amount of such reduction.

              2. REDUCTION BY TERMINATION. No Bonds shall be issued under this New Bonds Agreement on or subsequent to the Termination Date.

          E.  MANNER OF PAYMENT.

              1.   WHEN PAYMENTS DUE.

                   a. Each payment by the Company on account of Premium for a Bond under this Agreement shall be made not later than 12:00 noon (Baltimore time) on or before the thirtieth calendar day after the last day of the month in which the Bond is issued. Said payment shall be to the Surety at such Surety's office as is designated in writing from time to time, for the account of the Surety, in lawful money of the United States of America in immediately available funds. Any payment received by the Surety after 12:00 noon (Baltimore time) shall be deemed received on the next Business Day.

                   b. Each payment by the Company on account of Indemnity, interest, and any other amount owed to the Surety under this Agreement shall be made not later than 12:00 noon (Baltimore time) on the date specified for payment under this Agreement or other Bond Document to the Surety at such Surety's office as is designated in writing from time to time, for the account of the Surety, in lawful money of the United States of America in immediately available funds. Any payment received by the Surety after 12:00 noon (Baltimore time) shall be deemed received on the next Business Day.

                   c. If any payment under this Agreement or the Bond shall be specified to be made upon a day which is not a Business Day, it shall be made on the next preceding day which is a Business Day.

              2.   NO DEDUCTION.

                   a. The Company agrees to pay Premium, Indemnity, interest, and all other amounts due hereunder without set-off or counterclaim or any deduction whatsoever. If the Company shall hereafter be required by law to deduct any taxes from or in respect of any sum payable hereunder or under any Bond to the Surety, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.7(b)), such Surety receives an amount equal to the sum it would have received had no such deductions been made,
(B) the Company shall make such deductions and (C) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

              3.

INADEQUATE PAYMENTS. If on the date on which any amount shall be due and payable by the Company, the amount received by the Surety from the Company shall not be adequate to pay the amount which shall be so due and payable, interest shall accrue on such due and unpaid amount at the Default Rate.

          F. REIMBURSEMENT. Except as set forth in Section 8.2(b) hereof with respect to the payment of Indemnity, whenever the Surety shall sustain or incur any losses or out-of-pocket expenses in connection with a Default, the Company agrees to pay to such Surety, upon the Surety's demand, an amount sufficient to compensate the Surety for all such losses and out-of-pocket expenses. The Surety's good faith determination of the amount of such losses and out-of-pocket expenses, absent manifest error, shall be binding and conclusive. Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, expenses incurred by any Surety or any co-surety or reinsurer of the Surety.

          G. APPLICATION OF PAYMENTS. If some but less than all amounts due from the Company are received by the Surety, the Surety shall distribute such amounts in the following order of priority: FIRST, to the payment of any Indemnity then due and payable to the Surety hereunder or under any Bond, including, without limitation, (i) to damages, losses, and expenses incurred by the Surety by reason of execution of any Bond, any breach hereof or of any other Bond Document; and (ii) attorneys, fees and expenses incurred by the Surety in the collection of amounts under this Agreement or of any Bond; SECOND, to the payment of interest then due and payable on the Bonds; THIRD, to the payment of Premium then due and payable on the Bonds; FOURTH, to the payment of all other Obligations not otherwise referred to in this Section 2.7(a) then due and payable.

          H. MAXIMUM RATE OF INTEREST. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest on the accrued but unpaid Premiums and Indemnity and charged or collected pursuant to the terms of this Agreement or pursuant to the Bond exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable thereto. In the event that such a court determines that the Surety charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Surety shall promptly refund to the Company any interest received by it in excess of the maximum lawful rate or, if so requested by the Company, shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Company not pay or contract to pay, and that the Surety not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Company under Applicable Law.

XVI.      CONDITIONS PRECEDENT

          A. CONDITIONS PRECEDENT TO INITIAL BOND. The obligation of the Surety to undertake the Commitment and to issue the initial Bond is subject to the prior fulfillment of each of the following conditions:

              1. The Surety shall have received each of the following, in form and substance satisfactory to the Surety:

                   a.  This duly executed Agreement;

                   b. The Asset Purchase Agreement duly executed by the Company;

                   c. The opinion of Jones Day Reavis & Pogue addressed to the Surety, and reasonably satisfactory to it, dated the Agreement Date with respect to the enforceability of this Agreement and the Asset Purchase Agreement;

                   d. The duly executed Request for Bonding for the initial Bond of the Bonds;

                   e. A certificate signed by an Authorized Signatory of the Company in substantially the form of EXHIBIT 3.1(a)(vii) attached hereto, including a certificate of incumbency with respect to each Authorized Signatory of the Company, together with appropriate attachments which shall include, without limitation, a true, complete and correct copy of the resolutions of the Company authorizing the Request for Bonding and the execution, delivery and performance by the Company of this Agreement, the Asset Purchase Agreement, and any other Bond Document;

                   f. the Contract for which such initial Bond is to be issued shall satisfy all Underwriting Requirements, in the reasonable judgment of the Surety;

                   g. A Bonding Base Certificate, signed by the Independent Appraiser, which shall demonstrate that, after giving effect to the issuance of the Bond, no Bonding Base Deficiency will exist.

                   h. Payment of all fees and expenses payable to the Surety in connection with the execution and delivery of this Agreement up to $2.5 million in the reasonable fees and expenses of counsel and consultants to the Surety ($500,000 of which shall be paid by funds disbursed from the Metra Banks facility);

                   i. Duly executed Ship Mortgage with respect to the Vessel and Pledge and Security Agreement between the Company and the Surety and the related Financing Statements with respect to all other Collateral, in each case granting the Surety a perfected security interest of first priority and agreements subordinating all other security interests in the Collateral, in form and substance satisfactory to the Surety;

                   j. Opinions of outside counsel reasonably satisfactory to the Surety, addressed to the Surety, and reasonably satisfactory to it, dated the date of the issuance of the Bond to the effect that the Surety or, in the case of the Vessel, the Mortgage Trustee, has a perfected security interest in all appropriate jurisdictions in all of the Equipment which is Collateral and evidence reasonably satisfactory to the Surety that such security interest is of the first priority;

                   k. All such other documents as the Surety may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

              2. The Surety shall have perfected a security interest of first priority in all Collateral other than the Vessel, and the Mortgage Trustee shall have perfected the Ship Mortgage as a preferred mortgage of first priority in the Vessel.

              3. All of the representations and warranties of the Company under this Agreement shall be true and correct, both before and after giving effect to the issuance of the initial Bond, and the Surety shall have received a certificate of an Authorized

Signatory so stating.

          B. CONDITIONS PRECEDENT TO EACH BOND. The obligation of the Surety to issue each Bond after the initial Bond is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such
Bond:

              1.   There shall not exist on the date of such Bond, a Default;
and

              2. The Surety shall have received a Request for Bonding duly executed by the Company.

              3. The Surety or, in the case of the Vessel, the Mortgage Trustee shall have perfected a security interest of first priority in all Collateral.

              4. The Surety shall have received a Bonding Base Certificate, signed by the appropriate party under the definition of Bonding Base Certificate, which shall demonstrate that, after giving effect to the issuance of the Bond, no Bonding Base Deficiency will exist.

              5. the Contract for which such Bond is to be issued shall satisfy all Underwriting Requirements, in the reasonable judgment of the Surety;

              6. All of the representations and warranties of the Company under this Agreement shall be true and correct, both before and after giving effect to the issuance the Bond, and the Surety shall have received a certificate of an Authorized Signatory so stating.

              7. Opinions of outside counsel reasonably satisfactory to the Surety, addressed to the Surety, and reasonably satisfactory to it, dated the date of the issuance of the Bond to the effect that the Surety or, in the case of the Vessel, the Mortgage Trustee has a perfected security interest in all appropriate jurisdictions in all of the Equipment which is Collateral and evidence reasonably satisfactory to the Surety that such security interests are of the first priority.

              8. All such other documents as the Surety may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

              The Company hereby agrees that the delivery of any Request for Bonding hereunder shall be deemed to be the certification of the Authorized Signatory thereof that there does not exist, on the date of the making of the Bond, before or after giving effect thereto, a Default.

XVII.     REPRESENTATIONS AND WARRANTIES

              A. GENERAL REPRESENTATIONS AND WARRANTIES. In order to induce the Surety to enter into this Agreement and to issue Bonds to the Company, the Company hereby agrees, represents and warrants that:


    1.   CORPORATE EXISTENCE AND POWER.  The Company:


                       a. is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                       b. has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver and perform its obligations under this Agreement;

                       c. is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

                       d. is in compliance with all Applicable Law.

                  2. AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each Bond have been duly authorized by all necessary action and do not and will not:

                       a. contravene the terms of the Company's certificate of incorporation or by-laws;

                       b. conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, any indenture, agreement, lease, instrument, Contract, Contractual Obligation, injunction, order, decree or undertaking to which the Company is a party; or

                       c. violate any Applicable Law.

                  3. GOVERNMENTAL AUTHORIZATION. Except for those that have been obtained as of the date hereof, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery, performance or enforcement against the Company of this Agreement, any Contract, any Bond, or any other instrument or agreement required hereunder to be made by the Company.

                  4. BINDING EFFECT. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

                  5. LITIGATION. Except as set forth in SCHEDULE 4.1(e) hereto, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated at law, in equity, in arbitration or before any Governmental Authority, against the Company or its properties which:

                     a. purport to affect or pertain to this Agreement, any Contract, any Bond or any of the transactions contemplated hereby or thereby or which might give rise to a claim under any Bond; or

                     b. if determined adversely to the Company, could reasonably be expected to have a Materially Adverse Effect.

                     c. no injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement, any Contract, any Bond, or any other document relating to this Agreement, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

                 6.   ERISA COMPLIANCE.

                      a. Schedule 4.1(f)(i) lists all Plans maintained or sponsored by the Company or to which it is obligated to contribute, and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans. All written descriptions thereof provided by the Company are true and complete in all material respects. There are no Withdrawal Liabilities.

                       b. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the Plan.

                       c. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of section 501 of the Code, and to the best knowledge of the Company nothing has occurred which would cause the loss of such qualification or tax-exempt status.

                       d. Except as set forth in Schedule 4.1(f)(iv), neither the Company, nor any ERISA Affiliate, has any outstanding liability under Title IV of ERISA with respect to any Plan maintained or sponsored by the Company or any ERISA Affiliate, nor with respect to any Plan to which the Company or any ERISA Affiliate contributes or is obligated to contribute.

                       e. Except as set forth on Schedule 4.1(f)(v), none of the Qualified Plans subject to Title IV of ERISA has any Unfunded Pension Liability as to which the Company is or may be liable.

                       f. Except as set forth in Schedule 4.1(f)(vi), no Plan maintained or sponsored by the Company provides medical or other welfare benefits or extends coverage relating to such benefits beyond the date of a participant's termination of employment with the Company, except to the extent required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant to the fullest extent permissible under such Section of the Code. The Company has complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

                       g. No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by the Company or to which the Company is obligated to contribute.

                       h. There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Company or their respective assets, (ii) any member of the Controlled Group with respect to any Qualified Plan of the Company or (iii) any fiduciary with respect to any Plan for which the Company may be directly or indirectly liable, through indemnification obligations or otherwise.

                       i. The Company has not incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 Of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

                       j. The Company, has not transferred any Unfunded Pension Liability outside of the Controlled Group or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                       k. The Company has not, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which has a reasonable likelihood of having a Materially Adverse Effect.

                  7. TITLE TO PROPERTIES. The Company has good record and marketable title in fee simple to or valid leasehold interests in all its Property, except for such defects in title as could not, individually or in the aggregate, have a Materially Adverse Effect. The Property of the Company is free and clear of all Liens or rights of others, except Permitted Liens.

                  8. SECURITY INTEREST TO THE SURETY. The Company has granted to the Surety a valid and binding perfected security interest of first priority in all Collateral.

                  9. TAXES. The Company filed all Federal and other material tax returns and reports required to be filed and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no notice of Lien has been filed or recorded. There is no proposed tax assessment against the Company, which would, if the assessment were made, have a Materially Adverse Effect.

                  10.  ENVIRONMENTAL MATTERS

                       a. The operations of the Company comply in all respects with all Environmental Laws except such non-compliance as is associated with the Company's Transit Division and is disclosed in the Asset Purchase Agreement.

                       b. The Company has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("ENVIRONMENTAL PERMITS") necessary for its operations, and all such Environmental Permits are in good standing, and the Company, is in compliance with all terms and conditions of such Environmental Permits.

                       c. Except as specifically identified in Schedule 4.1(i)(iii), none of the Company or any of the Property or operations of the Company is subject to any outstanding written order from or agreement with any Governmental Authority or other Person, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

                       d. Except as is associated with the Company's Transit Division and is disclosed in the Asset Purchase Agreement, there are no conditions or circumstances which may give rise to any Environmental Claim arising from the operations of the Company, including Environmental Claims associated with any operations of the Company. Without limiting the generality of the foregoing, (i) the Company does not have any underground storage tanks
(x) that are not properly registered or permitted under applicable Environmental Laws or (y) that are leaking or disposing of Hazardous Materials and (ii) the Company has notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA or any other Environmental Law.

                  11. LABOR RELATIONS. There are no strikes, lockouts or other labor disputes against the Company, or, to the best knowledge of the Company, threatened against or affecting the Company which would have a Materially Adverse Effect on the Company, and no significant unfair labor practice complaint is pending against the Company, or, to the best knowledge of the Company, threatened against it before any Governmental Authority, which would have a Materially Adverse Effect on the Company.

                  12. COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, PATENTS, ETC. The Company owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by the Company, infringes upon any rights owned by any other Person; except as set forth on Schedule 4.1(l), no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, would be likely to result in a Materially Adverse Effect on the Company.

                  13. INSURANCE. The properties of the Company are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried on by company engaged in similar businesses and owning similar properties in localities where the Company operates.

                  14. SUBSIDIARIES. Except as set forth on Schedule 4.1 (n), the Company has no Subsidiaries.

                  15. COLLECTIVE BARGAINING. Except as set forth on Schedule 4.1(o) attached hereto, none of the employees of the Company is a party to any collective bargaining agreement with the Company and, to the best knowledge of the Company and its officers, there are no material grievances, disputes, or controversies with any union or any other organization of the employees of the Company or threats of strikes, work stoppages, or any asserted pending demands for collective bargaining by any union or other organization.

                  16. OSHA. All of the Company's operations are conducted in material compliance with all applicable rules and regulations promulgated by the Occupational Safety and Health Administration of the United States Department of Labor.

                  17. FULL DISCLOSURE. None of the representations or warranties made by the Company in this Agreement or any Bond Document, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Company in this Agreement or any document relating to this Agreement contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                  18. With respect to Bonding Requests after the Initial Bond, the Company is to provide updates to the foregoing Schedules.

          B. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date and the date of issuance of each Bond hereunder, except to the extent previously fulfilled in accordance with the terms hereof and to the extent subsequently inapplicable. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Surety, any investigation or inquiry by the Surety, or the issuance of any Bond under this Agreement.

XVIII.   GENERAL COVENANTS

At all times prior to the Date of Discharge of any of the Bonds issued under this Agreement or to the time that the Company no longer has the right to request Bonds hereunder (whether or not the conditions to the issuance of such Bonds have been or can be fulfilled), and unless the Surety shall otherwise consent in writing:

         A. FINANCIAL STATEMENTS. The Company shall deliver to the Surety in form and detail satisfactory to the Surety:

             1. as soon as available, but not later than 105 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company as at the end of such year and the related consolidated statements of income, owners' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of an independent certified public accountant who shall be satisfactory to the Surety, together with a report which shall state that such consolidated financial statements present fairly the financial position of the Company for the periods indicated in conformity with GAAP applied on a basis consistent with prior years;

             2. as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each year a copy of the unaudited consolidated balance sheet of the Company as of the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flow for the period commencing on the first day and ending on the last day of such quarter, and certified by an appropriate responsible officer of the Company as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Company;

             3. as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters and 90 days after the end of each fiscal year, a Compliance Certificate of the Company for such quarter or year end, certified by an appropriate Authorized Signatory as being complete and correct.

         B.   CERTIFICATES; OTHER INFORMATION.  The Company shall furnish to the
Surety:

             1. concurrently with the delivery of the financial statements referred to in subsection 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default, or Event of Default, except as specified in such certificate;

             2. concurrently with the time the same are sent, copies of all financial statements and reports which the Company sends to any of its creditors, directors, or shareholders; and

             3. such additional financial and other information as the Surety may from time to time reasonably request.

         C.  NOTICES.  The Company shall notify the Surety:

             1. immediately of the occurrence of any Default or Event of Default and of the occurrence or existence of any event or circumstance that foreseeable will become a Default or Event of Default;

             2. immediately of any dispute, litigation, investigation, proceeding, or suspension which may constitute or result in a claim under any Bond;

             3. immediately of any (i) breach or non-performance of, or any default under any Contractual Obligation of the Company; or (ii) dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company and any Governmental Authority;

             4. immediately of any event or occurrence which reduces the value of any Eligible Equipment which is Collateral by five percent of the value of Eligible Equipment which is Collateral;

             5. promptly, but in no event later than two (2) Business Days, after becoming aware of the commencement of any material development in any litigation or proceeding affecting the Company (i) in which the amount of damages claimed is $250,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought or,
(iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any document relating to this Agreement or the operations of the Company;

             6. upon, but in no event later than ten (10) days after, any event or occurrence which reduces the value, by an amount in excess of $100,000 in the aggregate since the last Bonding Base Certificate, of any Eligible Equipment which is not Collateral but as to which the Independent Appraiser's Initial Report attributed value;

             7. upon, but in no event later than ten (10) days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any of its properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws, if the aggregate cost or value of such actions, Environmental Claims, or other conditions is reasonably anticipated to be in excess of $250,000 in the aggregate;

             8. upon, but in no event later than ten (10) days after, becoming aware of any ERISA Event affecting the Company or any member of its Controlled Group (but in no event more than thirty (30) days after such ERISA Event) together with (i) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (ii) any notice delivered by the PBGC to the Company or its Controlled Group with respect to such ERISA Event;

             9. upon, but in no event later than ten (10) Business Days after, any Collateral is moved from one jurisdiction to another jurisdiction;

             10. upon, but in no event later than ten (10) days after, becoming aware of any Materially Adverse Effect subsequent to the date of the most recent audited financial statements of the Company delivered to the Surety pursuant to subsection 5.1(a), notice thereof;

             11. upon, but in no event later than ten (10) days after, becoming aware of any change in accounting policies or financial reporting practices of the Company, notice thereof; and

             12. upon, but in no event later than ten (10) days after, becoming aware of, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Company.

             13. Each notice pursuant to this Section shall be accompanied by a written statement by an Authorized Signatory of the Company, setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

     D.  PRESERVATION OF EXISTENCE, ETC.  The Company shall:

             1. preserve and maintain in full force and effect its existence and good standing under the laws of the jurisdiction of its formation or incorporation;

             2. preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except where the lapse of which would not be material; and

             3. use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having business relations with it.

     E. MAINTENANCE OF PROPERTY. The Company shall maintain and preserve all its property which is used or useful in its business or to the performance of any Contract in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof. The Company shall use the standard of care typical in the industry in the operation of its facilities.

     F. INSURANCE. The Company shall maintain with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance which amount shall not be reduced by the Company. Upon request of the Surety, the Company shall furnish or cause to be furnished to the Surety, at reasonable intervals a certificate of an Authorized Signatory of the Company (and, if requested by the Surety, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company in accordance with this Section 5.6 (and which, in the case of a certificate of a broker, were placed through such broker).

     G. PAYMENT OF OBLIGATIONS. The Company shall pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

          1. all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets used in any way in connection with the performance of any Contract, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company;

          2. all lawful claims which, if unpaid, might by law become a Lien upon its property used in any way in connection with the performance of any Contract; and

          3. all Indebtedness as and when due and payable but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     H. COMPLIANCE WITH LAWS. The Company shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards
Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     I. INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company. The Company will permit representatives of the Surety to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, employees and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, without advance notice. The Company hereby authorizes any bank depository, materialman, supply house, or other Person when requested by the Surety to furnish the Surety any information requested including, but not limited to, the status of the work under contracts being performed by the Company, the condition of the performance of such contracts and payments of accounts.

     J. ENVIRONMENTAL LAWS. The Company shall conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

     K. ACCURATE DISCLOSURE. The Company shall ensure that all written information, exhibits and reports furnished to the Surety do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Surety and correct any defect or error that may be discovered therein or in any related document or agreement or in the execution, acknowledgment or recordation thereof.

     L.  APPLICATION OF PROCEEDS.

          1. PROPER APPLICATIONS. The proceeds of any advances or any other payments from any Owner under any Contract shall be applied solely to the payment of (i) subcontractors, laborers, and materialmen, or other persons furnishing or supplying labor, materials, supplies, machinery, tools or other equipment used only for the performance of such Contract and (ii) the Contract's Proportional Share of actual disbursements the Company's corporate overhead and shall not be applied to any other cost, expense or liability of any nature whatsoever. No less frequently than weekly, commencing on October 20, 1995 through April 30, 1996 and on the first day of each month thereafter, the Company shall provide to the Surety a certificate from the chief financial officer of the Company, stating the following: "The undersigned hereby certifies that, to the best of my knowledge after due inquiry in my capacity as chief financial officer of [the applicable Company], no advances or any other payments from any Owner under any Contract have been applied to any cost or expense that is not permitted under the New Bonds Agreement dated as of October 10, 1995."

          2. TRUST FUND. The Company covenants and agrees that all payments received for or on account of any Contract shall be held as a trust fund in which the Surety has an interest, for the payment of obligations incurred in the performance of the Contract and for labor, materials and services furnished in the prosecution of the work provided in said Contract or any authorized extension or modification thereof. The Company expressly understands and declares that all monies due and to become due under any Contract covered by the Bonds are trust funds, whether in the possession of the Company or otherwise, for the benefit of and for payment of all such obligations in connection with any such Contract for which the Surety would be liable under any of said Bonds, which said trust also inures to the benefit of the Surety for any liability or loss it may have or sustain under any said Bonds, and this Agreement and declaration shall also constitute notice of such trust.

     M.  PRESERVATION OF COLLATERAL.

          1. PRESERVATION OF SECURITY INTEREST. The Company, at its expense, shall take all steps necessary or appropriate to preserve and protect the Surety's perfected security interest of first priority in all Collateral (including without limitation the filing of continuation statements under the Uniform Commercial Code and keeping Collateral in jurisdictions where filings have been made to perfect said security interest).

          2. MOVING THE COLLATERAL. Prior to moving any part of the Collateral from one jurisdiction to another, the Company shall furnish to the Surety an opinion of outside counsel reasonably satisfactory to the Surety, addressed to the Surety, and reasonably satisfactory to it, dated a date prior to said moving of Collateral, to the effect that the Surety has a perfected security interest in such Collateral in all jurisdictions into which such Collateral will be moved, and all actions required to maintain such perfection beyond four months after such Collateral is moved into any such jurisdiction have been taken, and evidence reasonably satisfactory to the Surety that such security interest is of the first priority.

          3. PREVENTION OF BONDING BASE DEFICIENCY. The Company, at its expense, shall take all steps necessary or appropriate to assure that no Bonding Base Deficiency shall occur.

          4. REMOVAL OF COLLATERAL.  The Company may propose an amendment to
Schedule 1.1 which would remove a portion of the Collateral only under the following circumstances:

               a. The value attributed to the portion of Eligible Equipment proposed to be removed from the Collateral in the Independent Appraiser's Initial Report is such that, after giving effect to the removal of said portion of Eligible Equipment, no Bonding

Base Deficiency will exist, after giving effect to any replacement Eligible Equipment added to Collateral in accordance with Section 5.13(e) below.

               b. If no specific dollar value is attributed to the portion of Eligible Equipment proposed to be removed from the Collateral in the Independent Appraiser's Initial Report, the Company may propose an Amendment to Schedule 1.1 only if it delivers a Bonding Base Certificate, signed by the Independent Appraiser, which shall demonstrate that, after giving effect to the removal of the portion of Eligible Equipment proposed to be removed, no Bonding Base Deficiency will exist, after giving effect to any replacement Eligible Equipment added to Collateral in accordance with Section 5.13(e) below.

               c. The Company may propose an Amendment to Schedule 1.1 which would remove a portion of cash or securities from Collateral if and only if, after giving effect to the removal of said portion of cash or securities, no Bonding Base Deficiency will exist.

               d. Immediately upon execution of an amendment to Schedule which would remove a portion of the Collateral, the Bonding Base shall be appropriately reduced;

               e. No amendment to Schedule 1.1 removing any portion of the Collateral may be proposed or effected during any time that a Default has occurred and is continuing or after the Termination Date.

          The Surety will execute such proposed amendment to Schedule 1.1; PROVIDED that all of the conditions (i) through (v) of this Section 5.13(d) are fulfilled.

          5. ADDITION OF COLLATERAL.  The Company may propose an amendment to
Schedule 1.1 increasing the amount of Eligible Equipment only if it delivers a Bonding Base Certificate, signed by the Independent Appraiser, which shall state the Value of Eligible Equipment proposed to be added to Collateral.

          The Surety will execute such proposed amendment to Schedule 1.1; provided that each item of equipment proposed to be added to Collateral constitutes Eligible Equipment.

          6. MAINTENANCE OF COLLATERAL. The Company, at its expense, shall take all steps necessary or appropriate to maintain the Eligible Equipment which is Collateral in a manner consistent with prudent industry practice and as necessary to maintain the value attributed to such Eligible Equipment in the Independent Appraiser's Initial Report.

In the event that any Collateral is damaged (whether by accidental occurrence or any other event or occurrence) or is not properly maintained, or for any other reason ceases to meet the requirements of Eligible Equipment or fails to maintain the value attributed to such Collateral in the Independent Appraiser's Initial Report, the entire value of said Collateral shall be subtracted from the Bonding Base immediately; provided, however, that the decreased value of said Collateral may be subsequently added to Collateral if the Company delivers a Bonding Base Certificate, signed by the Independent Appraiser, which shall state the revised Value of said Eligible Equipment.

      N. FURTHER ASSURANCES. The Company shall promptly cure, or cause to be cured, defects in the creation and issuance of the Bond and the execution and delivery of Bond Documents (including this Agreement), resulting from any act or failure to act by the Company or any of the Company's Subsidiaries or any employee or officer thereof. The Company, at its expense, will promptly execute and deliver to the Surety, or cause to be executed and delivered to the Surety, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Company in the Bond Documents, including this Agreement, or to correct any omissions in the Bond Documents, or more fully to state the obligations set out herein or in any of the Bond Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith as may be reasonably requested.

XIX.      NEGATIVE COVENANTS

At all times prior to the Date of Discharge of all of the Bonds issued under this Agreement or to the time that the Company no longer has the right to request Bonds hereunder (whether or not the conditions to the issuance of such Bonds have been or can be fulfilled), and unless the Surety shall otherwise consent in writing:

     A.  MERGERS, CONSOLIDATIONS, PURCHASES AND SALES.  The Company shall not:

          1.   be a party to any merger or consolidation;

          2. transfer, convey, lease, grant or otherwise dispose of all or any of its assets, except for sales to customers of the Company in the Ordinary Course of Business and (ii) the use of cash in the Ordinary Course of Business and otherwise in compliance with the terms hereof.

     B. TRANSACTIONS WITH AFFILIATES. The Company shall not enter into any transaction with any Affiliate of the Company, except in the ordinary course of business and pursuant to the reasonable requirements of the business of the Company and upon fair and reasonable terms no less favorable to the Company than the Company would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company.

     C. COMPLIANCE WITH ERISA. The Company shall not directly or indirectly and shall not permit or suffer any ERISA Affiliate directly or indirectly (i) to terminate any Plan subject to Title IV of ERISA so as to result in any liability to the Company or any ERISA Affiliate, (ii) to permit to exist any ERISA Event or any other event or condition, which presents the risk of liability to the Company or any ERISA Affiliate, or (iii) to make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any liability to the Company or any ERISA Affiliate,
(iv) to enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder or (v) permit the present value of all nonforfeitable accrued benefits under each Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) (in the opinion of the Surety) exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

     D. CHANGE IN BUSINESS. Except for cessation of the business formerly conducted by MKO's transit division, the Company shall not engage in any line of business different from immediately prior to the date of this Agreement.

     E. CHANGE IN STRUCTURE. The Company shall not make any changes in its capital structure or amend its Articles of Incorporation as in effect on the date hereof.

     F. ACCOUNTING CHANGES. The Company shall not make any significant change in accounting treatment and reporting practices, except as required by GAAP, or change the fiscal year of the Company.

     G. INDEBTEDNESS. The Company shall not create, incur, assume or suffer to exist, any Indebtedness, EXCEPT:

          1.   Indebtedness of the Company in connection with this Agreement;

          2. Indebtedness existing, or relating to commitments existing, on the Closing Date, all as set forth on SCHEDULE 6.9(k) and any extensions, refundings or renewals thereof on terms; PROVIDED, HOWEVER, that the principal amount thereof or the interest rate thereon shall not be increased, nor shall the amortization schedule thereof be shortened;

          3. Indebtedness with respect to financed insurance premiums which is not past due;

          4. Indebtedness with respect to trade payables incurred in the Ordinary Course of Business which is not past due; and

          5. Indebtedness for an asset which is a Capital Expenditure secured by purchase money security interests, provided that the Indebtedness is limited to that incurred by the Company in order to purchase such asset.

     H. LIENS. The Company will not create, assume, incur or permit to exist or to be created, assumed, or permitted to exist, directly or indirectly, any Lien on any of the Collateral, now owned or hereafter acquired except for Permitted Liens.

     I. MINIMUM EBIT. The Company shall maintain on a consolidated basis beginning with September 30, 1995 and for each calendar quarter end thereafter, an EBIT for the immediately preceding period which is no less than the amount set forth below for such period:

     Period                                  EBIT
     ------                                  -----
     Cumulative year to end ending on:
     September 30, 1995                      $(19.29) million
     December 31, 1995                       $(17.899) million
     March 31, 1996                          $3.825 million
     June 30, 1996                           $8.0 million
     September 30, 1996                      $15.2 million
     December 31, 1996                       $25.8 million
     March 31, 1997                          $6.2 million
     June 30, 1997                           $16.8 million

PROVIDED, HOWEVER, that if the Company records a charge in its quarter ending September 30, 1995 or December 31, 1995 to reflect the Restructuring and such charge results in a net loss under GAAP with respect to all of the transactions constituting the Restructuring (any such loss, the "Restructuring Net Loss") in its quarter ending September 30 or December 31, 1995, then the amount stated above opposite the periods ending September 30 and December 31, 1995 shall be reduced by the difference between the Restructuring Net Loss and $12.4 million (or increased, if the difference is a negative number).


     J. MINIMUM NET INCOME. The Company shall maintain on a consolidated basis beginning with September 30, 1995 and for each calendar quarter end thereafter, Net Income for the immediately preceding period which is no less than the amount set forth below for such period:

     Period                                  Net Income
     ------                                  ----------
     Cumulative year to end ending on:
     September 30, 1995                      $(100.359) million
     December 31, 1995                       $(105.865) million
     March 31, 1996                          $340,000
     June 30, 1996                           $875,000
     September 30, 1996                      $4.9 million
     December 31, 1996                       $11.2 million
     March 31, 1997                          $3.6 million
     June 30, 1997                           $9.6 million

PROVIDED, HOWEVER, that if the Company sells its interests in any of MK Pacific, Inc., McConnell Dowell Corporation, Limited, MK Rail Corporation, or AmerBank, a financial institution licensed under the laws of Poland (collectively, the "Non Core Assets") for a net value of less than the Book Value for such interest as reflected in its financial statements for the period ended June 30, 1995, the difference between such aggregate net proceeds and such Book Value (the "Non-Core Deficit") shall be subtracted from the amounts set forth above for each period to arrive at the required Net Income for each such period; PROVIDED FURTHER, that for purposes of determining required Net Income, the aggregate Non-Core Deficit may not exceed $20 million; PROVIDED FURTHER, that if the Company records a charge in its quarter ending September 30, 1995 or December 31, 1995 to reflect the Restructuring and such charge results in a net loss under GAAP with respect to all of the transactions constituting the Restructuring (any such loss, the "Restructuring Net Loss") in its quarter ending September 30 or December 31, 1995, then the amount stated above opposite the periods ending September 30 and December 31, 1995 shall be reduced by the difference between the Restructuring Net Loss and $12.4 million (or increased, if the difference is a negative number).


     K. MINIMUM NET WORTH. The Company shall not at any time permit its Net Worth to be less than any of the amounts set forth below as of the corresponding dates set forth below:

     Date                                    Net Worth
     ----                                    ---------
     September 30, 1995                      $(26) million
     December 31, 1995                       $(1) million
     March 31, 1996                          $0.1 million
     June 30, 1996                           $112 million
     September 30, 1996                      $122 million
     December 31, 1996                       $128 million
     March 31, 1997                          $135 million


                                      -39-


     June 30, 1997                           $141 million

PROVIDED, HOWEVER, that if the Company sells its interests in any of MK Pacific, Inc., McConnell Dowell Corporation, Limited, MK Rail Corporation, or AmerBank, a financial institution licensed under the laws of Poland (collectively, the "Non Core Assets") for a net value of less than the Book Value for such interest as reflected in its financial statements for the period ended June 30, 1995, the difference between such aggregate net proceeds and such Book Value (the "Non-Core Deficit") shall be subtracted from the amounts set forth above for each period to arrive at the required Net Worth for each such period; PROVIDED FURTHER, that for purposes of determining required Net Worth, the aggregate Non-Core Deficit may not exceed $20 million; PROVIDED FURTHER, that if the Company records a charge in its quarter ending September 30, 1995 or December 31, 1995 to reflect the Restructuring and such charge results in a Restructuring Net Loss under GAAP in its quarter ending September 30, 1995 or December 31, 1995, then the amounts stated above opposite each of the dates above shall be reduced by the difference between the Restructuring Net Loss and $12.4 million (or increased, if the difference is a negative number).


XX.  DEFAULT

     A. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

          1. NON-PAYMENT. The Company shall default in the payment of any amount due hereunder or in connection with any Contract for which Bonds have been issued; or

          2. REPRESENTATION OR WARRANTY. Any representation or warranty by the Company herein, in any related document, which is contained in any certificate, document, or financial or other statement furnished at any time under this Agreement, in any Bond Document or in any related document or agreement, shall prove to have been materially incorrect on or as of the date made or deemed made; or

          3. BONDING BASE DEFICIENCY. Any event or condition shall occur which results in a Bonding Base Deficiency; PROVIDED, HOWEVER, that in the event that a Bonding Base Deficiency results from sudden damage to Eligible Equipment, an Event of Default shall occur if such Deficiency is not cured within 10 Business Days or

          4. OTHER DEFAULTS. The Company fails to perform or observe any other term or covenant contained in Article 6 (Negative Covenants) of this Agreement, any Bond, the Asset Purchase Agreement, any other Bond Document or any other document relating to this Agreement and such breach is not cured within 10 calendar days; or

          5. NON-PAYMENT OF OTHER INDEBTEDNESS. The Company shall default in the payment when due, whether by acceleration or otherwise, of any Indebtedness of or Indebtedness guaranteed by the Company which other Indebtedness shall in the aggregate exceed $250,000 (after giving effect to applicable grace periods); or

          6. DEFAULT OF CONTRACTS, BONDS, OR OTHER INDEBTEDNESS. Any event or condition shall occur which results in a default under any Contract or any Indebtedness of or Indebtedness guaranteed by the Company, or results in a claim under any Bond or any of the other surety bonds, undertakings, or instruments of guarantee issued by any surety to support the Company's performance of any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, Bid, change order, arrangement or other commitment of any kind or enables an Owner with respect to such Contract, Bond, prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, Bid, change order, arrangement, or other commitment to declare a default or assert a claim or enables a holder or holders of such other Indebtedness or any trustee or agent for such Owners or holders to declare a default or assert a claim in connection with such Contract, Bond, or other Indebtedness (after giving effect to applicable grace periods); or

          7. OTHER OBLIGATIONS. The Company shall default in the payment when due, whether by acceleration or otherwise, or in the performance or observance (subject to any applicable grace period) of (i) any obligation or agreement of the Company to or with the Surety, or (ii) any material obligation or agreement of the Company to or with any other Person except only to the extent that the existence of any such default is being contested by the Company in good faith and by appropriate proceedings and the Company shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP; or

          8. BANKRUPTCY OR INSOLVENCY. The Company (i) becomes insolvent or generally fails to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course substantially as it is conducted on the Closing Date; (iii) commences any Insolvency Proceeding or files any petition or answer in any Insolvency Proceeding; (iv) acquiesces in the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or effects a plan or other arrangement with its creditors;
(v) admits the material allegations of a petition filed against it in any Insolvency Proceeding, or (vi) takes any action to effectuate any of the foregoing; or

          9. INVOLUNTARY PROCEEDINGS. Any involuntary Insolvency Proceeding is commenced or filed against the Company or any member thereof or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's assets and any such Insolvency Proceeding remains undismissed for a period of 20 days; or

          10. ERISA. (i) The Company, or an ERISA Affiliate, shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan;
(ii) the Company or an ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) in the case of an ERISA Event involving the withdrawal from a Plan of a "substantial employer" (as defined in section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer shall have Unfunded Pension Liabilities; (iv) in the case of an ERISA Event involving the complete or partial withdrawal from a Multiemployer Plan, the withdrawing employer shall have incurred a withdrawal liability; (v) in the case of an ERISA Event not described in clause (iii) or (iv), the relevant Plan or Plans shall have Unfunded Pension Liabilities; (vi) a Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification, and the loss can reasonably be expected to impose on the Company or an ERISA Affiliate liability to Plan participants; (vii) the commencement or increase of contributions to, the adoption of, or the amendment of a Plan by, the Company or an ERISA Affiliate shall result in a net increase in unfunded liabilities to the Company or an ERISA Affiliate; or (viii) the occurrence of any combination of events listed in clauses (iii) through (vii) that involves a net increase in aggregate Unfunded Pension Liabilities and unfunded liabilities; or

          11. MONETARY JUDGMENTS. One or more final judgments, orders or decrees shall be entered against the Company involving in the aggregate a liability of $500,000 or more, excluding those judgments or decrees (i) for and to the extent to which the Company is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent to which the Company is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Surety, or
(ii) that have been stayed pending appeal, provided that no execution or enforcement is then possible; or

          12. NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree shall be rendered against the Company which does or could be expected to have a Materially Adverse Effect, and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment or order or (ii) there shall be any period of time during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or


          13. LOSS OF LICENSES. Any Governmental Authority shall revoke or fail to renew any license, permit or franchise of the Company or the Company shall for any reason lose any license, permit or franchise or the Company shall suffer the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any license, permit or franchise, and any of such could result in a Materially Adverse Effect on the Company; or

          14.  CHANGE IN CONTROL.  Any Change in Control shall occur;

          15. TAKEOVER EVENT. Any breach or default shall be asserted by an Owner in any Bond, or the Company shall have abandoned the work on or forfeited any Contact covered by any said Bonds, or shall have failed to pay obligations incurred in connection therewith.

     B. REMEDIES. If an Event of Default shall have occurred and shall be continuing, in addition to the rights and remedies set forth elsewhere in this Agreement and the Bond Documents:

          1. Upon the occurrence and continuance of an Event of Default other than an Event of Default specified in Section 7.1(d), the Surety may immediately terminate the Commitment and terminate any and all of its obligations to issue Bonds under this Agreement.

          2. Upon the occurrence and continuance of an Event of Default specified in Section 7.1(d), the Surety may suspend the Commitment and suspend any and all of its obligations to issue Bonds under this Agreement until such time as such Event of Default is cured.

          3. Upon the occurrence and continuance of an Event of Default other than an Event of Default specified in Section 7.1(d), the Surety may declare all amounts under this Agreement and all other Obligations to be forthwith due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in any Bond Document to the contrary notwithstanding.

          4. Upon the occurrence and continuance of an Event of Default specified in Sections 7.1(g) or (h), the Commitment shall forthwith terminate, all without any action by the Surety and without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the Bond to the contrary notwithstanding.

          5. Upon the occurrence of an Event of Default specified in Sections 7.1(g) or 7.1(h) or 7.1(o), the Surety shall have the right or option conferred upon it by law or in the terms of this Agreement, to take possession of any part or all of the work under any contract or contracts covered by any said Bonds, and at the expense of the Company to complete or arrange for the completion of the same, and the Company shall promptly upon demand pay to the Surety all losses, and expenses so incurred.

          6. Upon the occurrence of an Event of Default specified in Sections 7.1(g) or 7.1(h) or 7.1(o), the Surety may guarantee loans, bond or lend to the Company any money, which the Surety may see fit, for the purpose of any Contracts referred to in, or guaranteed by the Bonds; and all money expended in the completion of any such contracts by the Surety, or lent or advanced from time to time to the Company, or guaranteed by the Surety for the purposes of any such contracts, and all costs, and expenses incurred by the Surety in relation thereto, unless repaid with interest at the Default Rate by the Company to the Surety when due, shall be presumed to be a loss by the Surety for which the Company shall be responsible, notwithstanding that said money or any part thereof should not be used by the Company.

          7. The Surety may exercise all of the post-default rights granted to it under the Bond Documents or under Applicable Law.

          8. The rights and remedies of the Surety hereunder shall be cumulative, and not exclusive.

XXI.      MISCELLANEOUS

     A.  NOTICES.

          1. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given five (5) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when sent out by telecopy addressed to the party to which such notice is directed at its address determined as provided in this
Section 8.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

(i) If to the Company, to it at:

                         Morrison Knudsen Plaza
                         P.O. Box 73
                         Boise, Idaho  82729
                         Attention:  Stephen G. Hanks
                         Telefacsimile No. 208-386-5298

with a copy to:

                         David S. Kurtz
                         Jones, Day, Reavis, & Pogue
                         77 West Wacker Drive
                         Chicago, Illinois  60601-1692

(ii) (A) With respect to Requests for Bonding and any document to be delivered pursuant to Section 3.2 hereof, if to the Surety, to it at:

                         Robert A. Sutton
                         Fidelity & Deposit Company of Maryland
          Baltimore, Maryland
                         Telefacsimile No. 410-659-3779

with copy to:            Kenneth I. Jonson
                         Steptoe & Johnson
                         1330 Connecticut Avenue, NW
                         Washington, D.C.  20036
                         Telefacsimile No. 202-429-3902





     (B) With respect to all other notices, if to the Surety, to it at:

                         Robert Lawrence
                         Fidelity & Deposit Company of Maryland
          Baltimore, Maryland
                         Telefacsimile No. 410-528-7335

with copy to:            Kenneth I. Jonson
                         Steptoe & Johnson, L.L.P.

                         1330 Connecticut Avenue, NW
                         Washington, D.C.  20036
                         Telefacsimile No. 202-429-3902

          2. Any party hereto may change the address to which notices shall be directed under this Section 8.1 by giving ten (10) days' written notice of such change to the other parties.

     B.  INDEMNIFICATION OF SURETY.

          1. INDEMNIFICATION. The Company shall exonerate, indemnify, and keep indemnified the Surety from and against any and all liability for losses and/or expenses of whatsoever kind or nature (including, but not limited to, interest, court costs and counsel fees) and from and against any and all such losses and/or expenses which the Surety may sustain and incur:

                    (1) By reason of having issued, executed, or procured the issuance or execution of any of the Bonds,

                    (2) By reason of the failure of the Company to perform or comply with the covenants and conditions of this Agreement; or

                    (3) In enforcing the covenants and conditions of this Agreement.

          2. PAYMENT OF INDEMNITY. Notwithstanding anything to the contrary herein, payment by reason of the causes specified in Section 8.2(a) shall be made in immediately available funds to the Surety by the Company as soon as liability exists or is asserted against the Surety, whether or not the Surety shall have made any payment therefor. Such payment shall be equal to the amount of the reserve set by the Surety. In the event of any payment by the Surety, the Company further agrees that in any accounting between the Surety and the Company, the Surety shall be entitled to charge for any and all disbursements made by it in good faith in and about the matters herein contemplated by this Agreement under the belief that it is or was liable for the sums and amounts to disbursed, or that it was necessary or expedient to make such disbursements, whether or not such liability, necessity or expediency existed; and that the vouchers or other evidence of any such payments made by the Surety shall be PRIMA FACIE evidence of the fact and amount of the liability to the Surety.

     C.  EXPENSES.  The Company agrees to promptly pay:

          1. All reasonable out-of-pocket expenses of the Surety in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Bond Documents, the transactions contemplated hereunder and thereunder, and the making of the initial Bond hereunder, including, but not limited to, the fees and disbursements of counsel and consultants for the Surety up to $2.5 million;

          2. All reasonable out-of-pocket costs and expenses of the Surety in connection with any restructuring, refinancing, or, "work-out" of the transactions contemplated by this Agreement, and of obtaining performance under this Agreement or the other Bond Documents, and all out-of-pocket costs and expenses of collection if default is made in the payment of the Bond, which in each case shall include fees and out-of-pocket expenses of counsel for the Surety, and the fees and out-of-pocket expenses of any experts, agents, or consultants of the Surety; and

(d) All taxes, assessments, general or special, and other charges levied on, or assessed, placed or made against any of the Collateral, the Bond Documents, or the Obligations.

     D. WAIVERS. The rights and remedies of the Surety under this Agreement and the other Bond Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Surety, in exercising any right shall operate as a waiver of such right. The Surety expressly reserves the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for a Bond. In the event the Surety decides to fund a request for a Bond at a time when the Company is not in strict compliance with the terms of this Agreement, such decision by the Surety shall not be deemed to constitute an undertaking by the Surety to fund any further requests for Bonds or preclude the Surety from exercising any rights available to the Surety under the Bond Documents or at law or in equity. Any waiver or indulgence granted by the Surety shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Surety at variance with the terms of the Agreement such as to require further notice by the Surety of the Surety's intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Surety, in its discretion, to exercise any rights available to it under this Agreement or under any other agreement, whether or not the Surety is a party, relating to the Company.

     E. SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of a Default or an Event of Default and during the continuation thereof, the Surety and any subsequent holder or holders of the Bond is hereby authorized by the Company at any time or from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by the Surety or such holder to or for the credit or the account of the Company, against and on account of the Obligations, irrespective of whether or not (a) the Surety or the holder of the Bond shall have made any demand hereunder or (b) the Surety shall have declared the principal of and interest on the Bonds and the Bond and other amounts due hereunder to be due and payable as permitted by Section 7.2 and although said obligations and liabilities, or any of them, shall be contingent or unmatured.

     F.    ASSIGNMENT.

          1. The Company may not assign or transfer any of its rights or obligations hereunder, under the Bond or under any other Bond Document without the prior written consent of the Surety.

          2. The Surety may at any time assign all of its rights hereunder, under the Bond and under any other Bond Document. The Surety may at any time enter into participations with one or more other co-sureties or other Persons pursuant to which the Surety may participate its interest under this Agreement and the other Bond Documents, including, its interest in any particular Bond or portion thereof. In the event the Surety procures the execution of the Bonds by the other sureties, or executes the Bonds, with co-sureties, or reinsures any portion of said Bonds with reinsuring sureties, then all the terms and conditions of this Agreement shall inure to the benefit of such other sureties, co-sureties and reinsuring sureties, as their interest may appear.

     G. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     H. GOVERNING LAW. This Agreement and the Bond Documents shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflict of laws doctrine.

     I. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     J. HEADINGS. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

     K. ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire Agreement and understanding among the parties hereto and thereto and supersede all prior agreements, understandings, and conversations relating to the subject matter hereof and thereof. The parties explicitly acknowledge that any indemnification agreement existing as of the date hereof between the Surety and the Company or any of its Affiliates shall not apply to any Bonds issued pursuant to this Agreement. The Company represents and warrants to the Surety that it has read the provisions of this Section 8.11 and discussed the provisions of this Section 8.11 and the rest of the Bond Agreement with counsel for the Company, and the Company acknowledges and agrees that the Surety is expressly relying upon such representations and warranties of the Company (as well as the other representations and warranties of the Company set forth in
Article 4 hereof) in entering into this Agreement.

     L. HOMESTEAD. The Company hereby waives, so far as their respective obligations under this Agreement are concerned, all rights to claim any of their property, including their respective homesteads, as exempt from levy, execution, sale or other legal process under the laws of any State, Territory, or Possession.

     M. SETTLEMENTS. The Surety shall have the right to adjust, settle or compromise any claim, demand, suit or judgment upon the Bonds, unless the Company shall request the Surety to litigate such claim or demand, or to defend such suit, or to appeal from such judgment, and shall deposit with the Surety, at the time of such request, cash or collateral satisfactory to the Surety in kind and amount, to be used in paying any judgment or judgments rendered or that may be rendered, with interest, costs, expenses and attorneys' fees, including those of the Surety.

     N.  AMENDMENT; WAIVER.

 Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Surety and the Company.

     O. OTHER RELATIONSHIPS. No relationship created hereunder or under any other Bond Document shall in any way affect the ability of the Surety to enter into or maintain business relationships with the Company, or any of its Affiliates, beyond the relationships specifically contemplated by this Agreement and the other Bond Documents.

     P. PRONOUNS. The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

XXII.     JURISDICTION, VENUE AND WAIVER OF JURY TRIAL

     A. JURISDICTION AND SERVICE OF PROCESS. For purposes of any legal action or proceeding brought by the Surety with respect to this Agreement or any other Bond Document, the Company hereby irrevocably submits to the personal jurisdiction of the federal and state courts sitting in the District of Columbia. The consent to jurisdiction herein shall be exclusive. The Company further irrevocably consents to service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail to the Company at the address set forth above, such service to become effective five (5) Business Days after such mailing. In the event that, for any reason, service of legal process cannot be made in the manner described above, such service may be made in such manner as permitted by law.

     B. CONSENT TO VENUE. The Company hereby irrevocably waives any objection it would make now or hereafter for the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement or any other Bond Document brought in the federal courts of the United States of America sitting in Washington, D.C. and hereby irrevocably waives any claim that any such suit, action, or proceeding has been brought in an inconvenient forum.

     C. WAIVER OF JURY TRIAL. THE COMPANY AND THE SURETY WAIVE, AND OTHERWISE AGREE NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE IN WHICH THE COMPANY, THE SURETY, OR ANY OF THEIR RESPECTIVE SUCCESSORS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, THE BOND OR THE OTHER BOND DOCUMENTS AND THE RELATIONS BETWEEN THE SURETY AND THE COMPANY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first above written.
                              MORRISON KNUDSEN CORPORATION,
                              a Delaware corporation

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Executive Vice President

                              MORRISON KNUDSEN CORPORATION,
                              an Ohio corporation

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Executive Vice President

                              NATIONAL PROJECTS, INC.

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Senior Vice President
                                      and Secretary

                              MORRISON KNUDSEN SERVICES, INC.

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Secretary

                              MORRISON KNUDSEN FINANCIAL COMPANY,
                              INC.
                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Chairman, President and Secretary


                              ATASCOSA MINING CO.

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Secretary

                         CENTENNIAL ENGINEERING, INC.

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Executive Vice President

                              CF SYSTEMS CORPORATION

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Secretary

                              CHEMICAL DEMILITARIZATION OF ANNISTON
                              COMPANY

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Secretary

                              JOY MK PROJECTS COMPANY

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Vice President and Secretary

                              MK CAPITAL COMPANY

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Vice President and Secretary

                              MK-FERGUSON ENGINEERING COMPANY

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Assistant Secretary

                              MK-FERGUSON OF IDAHO COMPANY

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Assistant Secretary

                              MK-FERGUSON OF OAK RIDGE COMPANY

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Assistant Secretary

                              MK INFRASTRUCTURE CORPORATION

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Secretary

                              MK TRAIN CONTROL, INC.

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Vice President and Secretary

                              NAVASOTA MINING COMPANY, INC.

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Secretary

                              YAMPA MINING CO.

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Secretary

                              MORRISON-KNUDSEN COMPANY, INC.

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Chairman and President

                              MORRISON-KNUDSEN ENGINEERS, INC.

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Vice President and Secretary

                              MORRISON-KNUDSEN INTERNATIONAL
                              COMPANY, INC.

                                   /s/ Stephen G. Hanks
                              By:
                                   -----------------------
                              Name:   Stephen G. Hanks
                              Title:  Vice President
                                           and Secretary

                                             Fidelity and Deposit Company
                                             of Maryland

                                                   /s/Joanne S. Brooks
                                              By:
                                                   --------------------
                                              Name:   Joanne S. Brooks
                                              Title:  Claims Counsel

                                     ANNEX A

Company Name                                    Federal Taxpayer ID #
------------                                    ---------------------
MORRISON KNUDSEN CORPORATION                    34-0217470
(an Ohio corporation)

MORRISON KNUDSEN CORPORATION                    82-0393735
(a Delaware corporation)

National Projects, Inc.                         82-0400724

Morrison-Knudsen Services, Inc.                 82-0377046

Morrison-Knudsen Financial                      82-0402517
Company, Inc.

Atascosa Mining Co.                             82-0347192

Centennial Engineering, Inc.                    84-0393735

CF Systems Corporation                          04-2693933

Chemical Demilitarization of                     [None]
Anniston Company

Joy MK Projects Company                         82-0441351

MK Capital Company                              82-0447939

MK-Ferguson Engineering Company                 34-0660541

MK-Ferguson of Idaho Company                    82-0413800

MK-Ferguson of Oak Ridge Company                82-0438780

MK Infrastructure Corporation                   [None]

MK Train Control, Inc.                          82-0458915

Navasota Mining Company, Inc.                   82-0360441

Yampa Mining Co.                                82-0342614

Morrison-Knudsen Company, Inc.                  82-0146120

Morrison-Knudsen Engineers, Inc.

Morrison-Knudsen International                  82-0402517
Company, Inc.

                             SCHEDULES AND EXHIBITS



                    THE REGISTRANT AGREES TO PROVIDE TO THE
                SECURITIES AND EXCHANGE COMMISSION, UPON REQUEST,
                WITH COPIES OF THE SCHEDULES AND EXHIBITS HERETO.